CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        AMALGAMATED ENTERTAINMENT, INC.

         Amalgamated Entertainment Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

         DOES HEREBY CERTIFY:

         FIRST:   The name of the Corporation is Amalgamated Entertainment, Inc.

         SECOND: The following amendments were adopted by the Board of Directors and persons owning in excess of 92% of the outstanding voting securities of the Corporation, in the manner prescribed by Sections 141.228 and 242 of the General Corporation Law of the State of Delaware and pursuant to an Information Statement mailed to all stockholders of record on November 4, 1999:

              1.   Name The name of this corporation is MegaMedia Networks, Inc.

              4. Number of Shares. The number of common shares this Corporation shall be authorized to issue is 50,000,000 shares of $0.01 par value common stock. The remaining provisions of this paragraph shall remain the same.

Such amendments shall take effect on the date of filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

         THIRD:    This amendment does not provide for any exchange,
reclassification or cancellation of issued shares.

         FOURTH:   This amendment does effect a change in the stated capital of the Corporation from $250,000 to $500,000.


         IN WITNESS WHEREOF, Amalgamated Entertainment, Inc. has caused this Certificate to be signed by William A. Mobley, Jr., its sole director, President and Secretary, this 26th day of November, 1999.

                                       AMALGAMATED ENTERTAINMENT, INC.


                                       By:/s/   William A. Mobley, Jr.
                                          --------------------------------
                                          William A. Mobley, Jr.
                                          Sole Director, President and Secretary